Exhibit 99.1

For More Information, Contact:

Daniel Greenberg, Chairman & CEO	Roger Pondel/Laurie Berman
Electro Rent Corporation	PondelWilkinson Inc.
818-786-2525	310-279-5980
investor@pondel.com

ELECTRO RENT CORPORATION DECLARES REGULAR QUARTERLY CASH DIVIDEND

VAN NUYS, Calif. – Sept. 1, 2011 – Electro Rent Corporation (NASDAQ:ELRC) announced today that its Board of Directors has declared a regular quarterly cash dividend of $0.20 per common share. The dividend will be paid on October 10, 2011 to shareholders of record as of September 20, 2011.

About Electro Rent

Electro Rent Corporation (www.ElectroRent.com) is one of the largest global organizations devoted to the rental, leasing and sales of general purpose electronic test equipment, personal computers and servers.

# # #